Exhibit 99.2
AUTHORIZE.NET HOLDINGS, INC.
(f/k/a LIGHTBRIDGE, INC) AND SUBSIDIARIES
UNAUDITED CONDENSED PRO FORMA BALANCE SHEET
(Amounts in thousands, except share and per share amounts)

	December 31,			December 31,
	2006	Pro Forma		2006
	(Historical)	Adjustments		(Pro Forma)
Current assets:
Cash and cash equivalents	$116,172	$2,500	(1)	$118,672
Accounts receivable, net	5,010	(2,116)		2,894
Deferred tax assets	4,690			4,690
Other current assets	1,871	(621)		1,250
Current assets of discontinued operations	—	2,737		2,737

Total current assets	127,743	2,500		$130,243
Property and equipment, net	4,907	(522	)(2)	4,385
Other assets, net	459	(41)		418
Restricted cash	500			500
Goodwill	57,628			57,628
Intangible assets, net	15,582			15,582
Deferred tax assets	15,655			15,655
Non-current assets of discontinued operations	—	41		41

Total assets	$222,474	$1,978		$224,452

Current liabilities:
Accounts payable	$1,879	$(641)		$1,238
Accrued compensation and benefits	3,690	(555)		3,135
Other accrued liabilities	4,689	(200)		4,489
Deferred rent	606			606
Deferred revenues	2,395	(177)		2,218
Funds due to merchants	8,751			8,751
Accrued restructuring	1,767	(963)		804
Current liabilities of discontinued operations	—	2,409		2,409

Total current liabilities	23,777	(127)		23,650
Deferred rent, less current portion	1,957			1,957
Deferred tax liabilities	4,754	788	(3)	5,542
Deferred revenues, less current portion	971			971
Other long-term liabilities	700			700

Total liabilities	32,159	661		32,820

Stockholders’ equity:

Preferred stock, $0.01 par value; 5,000,000 shares authorized; no shares issued or outstanding at December 31, 2006		—		—

Common stock, $0.01 par value; 60,000,000 shares authorized; 30,888,910 shares issued and 27,448,926 shares outstanding at December 31, 2006	309			309
Additional paid-in capital	178,196			178,196
Accumulated other comprehensive income	171			171
Retained earnings	32,437	1,317	(4)	33,754
Treasury stock, at cost	(20,798)			(20,798)

Total stockholders’ equity	190,315	1,317		191,632

Total liabilities and stockholders’ equity	$222,474	$1,978		$224,452

AUTHORIZE.NET HOLDINGS, INC.
(f/k/a LIGHTBRIDGE, INC.) AND SUBSIDIARIES
UNAUDITED CONDENSED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Year Ended		Year Ended
	December 31,		December 31,
	2006	Pro Forma	2006
	(Historical)	Adjustments (5)	(Pro Forma)
Revenues:
Transaction services	$92,976	$(35,427)	$57,549
Consulting and maintenance services	2,670	(2,670)	—

Total revenues	95,646	(38,097)	57,549
Cost of revenues:
Transaction services	37,396	(24,917)	12,479
Consulting and maintenance services	1,399	(1,399)	—

Total cost of revenues	38,795	(26,316)	12,479

Gross profit:
Transaction services	55,580	(10,510)	45,070
Consulting and maintenance services	1,271	(1,271)	—

Total gross profit	56,851	(11,781)	45,070
Operating expenses:
Engineering and development	11,259	(5,645)	5,614
Sales and marketing	19,571	(1,120)	18,451
General and administrative	17,550	(465)	17,085
Restructuring and related asset impairments	7,283	(7,110)	173

Total operating expenses	55,663	(14,340)	41,323
Income (loss) from operations	1,188	2,559	3,747

Other income, net	4,883	—	4,883

Income from continuing operations before benefit from income taxes	6,071	2,559	8,630
Benefit from income taxes	(18,219)	105	(18,114)

Income from continuing operations	$24,290	$2,454	$26,744

Income per common share (basic) from continuing operations	$0.89		$0.98

Income per common share (diluted) from continuing operations	$0.86		$0.95

Basic weighted average shares	27,248		27,248

Diluted weighted average shares	28,245		28,245

PRO FORMA ADJUSTMENTS
     The unaudited pro forma consolidated balance sheet and statements of operations give effect to the following pro forma adjustments:
Balance Sheet
(1)	To reflect cash proceeds of $2.5 million from the sale of TDS Business as if the disposition had occurred on December 31, 2006.

(2)	To reflect the amount of assets sold or disposed as if the disposition had occurred on December 31, 2006.

(3)	To reflect the estimated income tax liability related to the estimated gain on the disposition as if the disposition had occurred on December 31, 2006.

(4)	To reflect the estimated after-tax net gain of approximately $1.3 million related to the disposition as if the disposition had occurred on December 31, 2006.
Statements of Operations
(5)	To reflect the elimination of the financial results of the TDS business.